EXHIBIT 99.1

PRESS RELEASE                               Source: KIWA Bio-Tech Products Group

Kiwa Biotech Products Group Corporation Reincorporates in Delaware Friday July 23, 8:30 am ET

LOS ANGELES, July 23, 2004 - Kiwa Bio-Tech Products Group Corporation (OTC BB:KWBT.OB - News) announced today that it has reincorporated the company in the state of Delaware. Wei Li, Chairman and CEO of KIWA commented, "This change will be beneficial to the company and its shareholders through obtaining the benefits of Delaware's comprehensive, widely used and extensively interpreted corporate law." He added, "More publicly traded companies are incorporated in the state of Delaware than in any other state." The reincorporation was effective yesterday, and will not result in any change in the company's name, headquarters, business, jobs, management, location of offices or facilities, number of employees, assets, liabilities or net worth. Also, the company's common stock will continue to be quoted on the OTC Bulletin Board under the symbol KWBT. An exchange of stock certificates is not required under the reincorporation.

About KIWA Bio-Tech Products Group Corporation
KIWA develops, manufactures and distributes innovative, cost-effective, and environmentally-friendly bio-technological products for the agricultural and environmental protection markets. KIWA's goal is to have people in China and elsewhere in the world eat healthier, drink cleaner and live longer. The Company is a pioneer in commercialization of biotechnology, having an offshore manufacturing base in Shandong Province, China and distributing bio-tech products worldwide. This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company's reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.


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Contact:
         Kiwa Bio-Tech Products Group Corporation
         James Zhan, Vice President
         (626) 964-3232
         jameszhan@kiwabiotech.com

         Investor Relations:
         Cinapsys, Inc.
         Mark Moline
         866-327-9476
         mark@cinapsys.com


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